Exhibit 5.1

600 Travis, Suite 4200 Houston, Texas 77002 713.220.4200 Phone 713.220.4285 Fax andrewskurth.com

August      , 2005

Cheniere Energy, Inc.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for Cheniere Energy, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement No. 333-             on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale by certain selling security holders from time to time of (i) up to $325,000,000 aggregate principal amount of the Company’s 2.25% Convertible Senior Notes due 2012 (the “Notes”), (ii) up to 9,175,607 shares of the Company’s common stock (the “Conversion Shares”), par value $0.003 per share (the “Common Stock”), initially issuable upon conversion of the Notes and (iii) up to 2,000,000 shares of Common Stock held by BPU Associates, LLC (the “BPU Shares”). The Notes were issued under an Indenture (the “Indenture”) dated as of July 27, 2005 between the Company and The Bank of New York, as trustee.

We have examined the Registration Statement, the Indenture, the Notes and a form of the stock certificate for the Common Stock, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Notes have been duly authorized, executed and issued by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforcement is subject to any applicable

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Cheniere Energy, Inc.

August     , 2005

bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and except as such enforcement is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2. The Conversion Shares have been duly authorized and, when issued and delivered in accordance with the terms of the Indenture and the Notes, will be legally issued and constitute fully paid and non-assessable shares of Common Stock.

3. The BPU Shares to be sold as described in the Registration Statement have been duly authorized, are legally issued and constitute fully paid and non-assessable shares of Common Stock.

The opinions expressed herein are limited in all respects to the Delaware General Corporation Law and the laws of the United States of America, in each case as in effect on the date hereof and insofar as applicable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the caption “Legal Matters” therein. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,